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                                                                Exhibit 10.27




                              FINANCING AGREEMENT





                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                  (AS LENDER)


                                      AND


                         NETFRAME SYSTEMS INCORPORATED

                                 (AS BORROWER)


                             DATED:  March 27, 1997
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                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3.  REVOLVING LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.  COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 6.  INTEREST, FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 7.  POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 9.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41



EXHIBITS AND SCHEDULES
----------------------

         Exhibit A - Form of Promissory Note (Revolving Loan)
         Exhibit B - Form of Guaranty
         Exhibit C - Form of Legal Opinion
         Exhibit D - Form of Landlord Waiver
         Exhibit E - Availability Confirmation Certificate
         Exhibit F - Inventory Confirmation Certificate
         Exhibit G - Borrowing Base Certificate
         Exhibit H - Notice of Security Interest (Manhattan Transportation, Inc.)

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                 THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
(hereinafter sometimes referred to as "CITBC"), with offices located at 300 South Grand Avenue, Los Angeles, California 90071 (CITBC may be sometimes referred to herein as a "Lender"), is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, advances and other financial accommodations to NETFRAME SYSTEMS INCORPORATED, a Delaware corporation with its principal place of business at 1545 Barber Lane, Milpitas, California 95035 (herein "Company").


SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Company's now existing and future: (a) accounts as defined in the UCC and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC), including, without limitation, all accounts created by or arising from the Company's sale of goods or rendition of services to its customers (including without limitation from the lease or rental of goods), and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments, documents, contract rights and chattel paper, all as defined in the UCC; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing; (i) proceeds or royalties from any licensing or similar agreements; and (j) cash and non-cash proceeds of any and all the foregoing.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof and the same date in every year thereafter.

AVAILABILITY shall mean at any time the positive difference between: (a) the Borrowing Base less (b) the sum of (i) the outstanding aggregate amount of all Obligations of the Company, (ii) the Availability Reserve, and (iii) all payments of the Company to CITBC coming due within sixty (60) days from the date of computation.

AVAILABILITY RESERVE shall mean (a) if applicable, a reserve in the amount of six (6) months unpaid rental or similar charges for any facility for which the Company fails to obtain a landlord's waiver, warehouseman's, processors or mortgagee's waiver, as applicable, in form and substance satisfactory to CITBC (described in Paragraph 2.1(r) of Section 2 hereof), and (b) any other reserve which CITBC may require from time to time pursuant to the explicit terms of this Financing Agreement.

BORROWING BASE shall have the meaning and shall be calculated in accordance with Paragraph 3.1 of Section 3 of this Financing Agreement.





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BUSINESS DAY shall mean a day on which CITBC is open for business in New York,
New York, and which is not a Saturday, Sunday or other day on which commercial banks or lending institutions in New York, New York or San Francisco, California are authorized or required by law to close.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Company during such period, that in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank, N.A. (or any successor thereof) from time to time as its prime rate in effect at its principal office in the City of New York, New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank, N.A. to its borrowers).

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to and accepted by CITBC.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, the pledged stock of the Guarantor, and Other Collateral of the Company and the proceeds of any and all of the foregoing.

COLLATERAL MANAGEMENT FEE shall mean the sum of $35,000 per year which shall be paid to CITBC in accordance with Paragraph 6.5 of Section 6 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its consolidated subsidiaries, showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

CONTRACT RATE shall mean the rate of interest computed as applicable and as set forth in Paragraph 6.1 of Section 6 of this Financing Agreement.





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CUSTOMARILY PERMITTED LIENS shall mean:

         (a) liens of local or state authorities for franchise or other like taxes not yet due and payable and liens of local or state authorities for franchise or other like taxes due and payable; provided the aggregate amounts of such liens for such taxes due and payable shall not exceed $50,000 in the aggregate for the Company at any one time;

         (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases; deposits for utility purposes; indemnity bonds, surety bonds and appeal bonds; bonds and deposits in connection with workers' compensation, unemployment insurance and other types of social security benefits; and bonds or deposits to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

         (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which do not impair the Company's peaceful and quiet enjoyment and use thereof in the ordinary course of the Company's business.

DEFAULT shall mean any event specified in Section 8 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: i) three percent (3%) and ii) the Chase Bank Rate.

DEPOSITORY ACCOUNT shall mean that certain deposit account, Account No. 4491-057337, maintained by the Company in the name of the Company with Wells Fargo.

DISCLOSURE LETTER shall mean that certain letter of even date herewith from the Company to CITBC denominated the Disclosure Letter.

DOCUMENTATION FEE shall mean I) as of the Closing Date, the reasonable fees and expenses of CITBC's legal counsel, Irell & Manella LLP, in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, and II) subsequent to the Closing Date, the reasonable fees and expenses of CITBC's selected outside legal counsel or CITBC's





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standard charges to compensate CITBC for the use of CITBC's in-house Legal
Department and facilities relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Guaranty, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents as defined in the UCC and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit, which date is prior to the date two
(2) years after the Closing Date.

EARLY TERMINATION FEE shall: a) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the date two (2) years after the Closing Date; and b) be determined by multiplying $15,000,000 by one-half percent (0.5%) per annum, for the actual number of days from the Early Termination Date to the next succeeding Anniversary Date.

EBITDA shall mean, with respect to any period of the Company and its consolidated subsidiaries for which such calculation is required, the sum of
(i) Consolidated Net Income (as defined in accordance with GAAP, before all extraordinary items and non-recurring items, in accordance with GAAP); (ii) Interest Expense; (iii) provision for taxes; (iv) charges for depreciation; (v) charges for amortization of intangible assets; and (vi) all other non-cash items deducted in computing Consolidated Net Income, all as determined in accordance with GAAP consistently applied. For purposes hereof, "intangibles assets" shall include, but shall not be limited to, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, covenants not to compete, patents, trademarks, franchises and capitalized research and development expense.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Accounts that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CITBC less, without duplication, (a) the gross amount of the Company's Accounts which do not conform to warranties contained in this Financing Agreement, (b) the gross amount of the Company's Accounts which do not at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, and (c) the sum (without duplication) of i) any returns, discounts, claims, credits, rebills and allowances of any kind or nature (whether issued, owing, granted or outstanding) and ii) reserves (in one hundred percent (100%) of the amount thereof) for: A) Accounts arising out of sales, services or leases to the United States of America or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940, to CITBC's reasonable satisfaction; B) Accounts arising out of foreign sales, services or leases, other than sales, services or leases I) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United





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States currency, or II) to customers residing in Canada, provided in each instance that such Accounts otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such Accounts do not exceed $1,000,000 in the aggregate at any one time; C) Accounts that remain unpaid more than ninety (90) days from invoice date; D) Accounts arising out of sales, services or leases to any of the Company's subsidiaries, or to any company affiliated with the Company in any way; E) Accounts arising out of bill and hold (deferred shipment) or consignment sales; F) Accounts arising out of sales, services or leases to any customer which is I) insolvent, II) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, III) negotiating, or has called a meeting of its or their creditors for purposes of negotiating, a compromise of its debts or IV) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; G) Accounts arising out of all sales, services or leases to any customer if fifty percent (50%) or more of either (I) all outstanding invoices or (II) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date; H) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; I) Accounts arising from the sale, lease or rental of goods for which a customer shall have objected to the quality or quantity of goods or services of the Company, or where such customer shall have rejected, returned or refused to accept such goods or services; J) pre-billed receivables (including, without limitation, advance billings on service contracts) and receivables arising from progress billing; K) the amount of any unapplied cash in advance received by the Company in connection with any sales, services or leases giving rise to an Account; L) an amount as determined by CITBC in its reasonable discretion representing future claims by existing account debtors for any remaining service contract obligations; and M) the greater of (I) the Company's book reserve for returns, discounts, claims, credits, upgrades and other allowances and (II) an amount as determined by CITBC in its reasonable discretion representing, historically, such returns, discounts, claims, credits and upgrade and other allowances.

ELIGIBLE INVENTORY shall mean, without duplication, the gross amount of the Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CITBC (including receipt of any applicable third party waivers with respect thereto) and which conforms to the warranties contained herein and which at all times continues to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials) and customer service replacement parts, (c) goods not in the actual possession of (i) the Company at its facilities at 1545-1565 Barber Lane, Milpitas, California 95035 or (ii) for a period of thirty (30) days from and after the date of this Financing Agreement, Manhattan Transportation Inc. at its facilities at 47572 Kato Road, Fremont, CA 94538 (specifically including, without limitation, all Inventory Off Premises, all Inventory consisting of service replacement parts in the possession of Sonic AIR or other third party and all goods located in field service stations), (d) from and after the date thirty (30) days after the date hereof, goods in the possession of Manhattan Transportation, Inc. unless on or before such date, the Company shall have delivered to CITBC (i) documentation, in form and substance reasonably acceptable to CITBC, that the Company's interest in its goods in





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the possession of Manhattan Transportation, Inc. is senior to any interest therein of any creditor of Manhattan Transfer, Inc. and (ii) an acknowledgement copy of a Notice of Security Interest in the form affixed hereto as Exhibit G executed on behalf of Manhattan Transportation, Inc. in favor of CITBC, (e) goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business, (f) goods to be returned to the Company's suppliers, (g) goods in transit to third parties (other than goods located in public warehouses, provided that the Company has title to such Inventory and possession of all delivery and warehouse receipts, and all insurance, shipping and other documentation relating thereto is reasonably satisfactory to CITBC; and (h) any reserves required by CITBC in its reasonable discretion, including reserves for slow moving and obsolete Inventory, special order goods, market value declines, Inventory associated with bill-and-hold (deferred shipment) or consignment sales, and any royalty payments pursuant to any applicable licensing agreements.

EQUIPMENT shall mean all of the Company's present and hereafter acquired equipment as defined in the UCC and any and all machinery, motor vehicles, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 8 of this Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

FOUR PARTY LOCKBOX AGREEMENT shall have the meaning provided for in Section 2, Paragraph 2.1(p) hereof.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply; provided further that in the event the Company modifies its accounting procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation as shall be in form and substance acceptable to CITBC.

GENERAL INTANGIBLES shall have the meaning set forth in the UCC and shall include, without limitation, all present and future right, title and interest in and to all trade names, trademarks (together with the goodwill associated therewith), trade secrets, proprietary information, copyrights, patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof (including without limitation the proceeds of any licensing





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agreements between the Company and any licensee of any of the Company's General
Intangibles) and specifically including, without limitation, all trade names currently used by the Company (all of which are listed on Schedule 2 to the Disclosure Letter) and all issued and applied-for patents, trademarks and copyrights currently used by the Company (all of which are listed on Schedule 3 to the Disclosure Letter).

GUARANTOR shall mean NetFRAME International Incorporated, a Delaware corporation.

GUARANTY shall mean a guaranty of the Company's obligations to CITBC in form and substance substantially in the form of Exhibit C hereto.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise due or owing to third parties) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be, capitalized.

INTEREST EXPENSE shall mean total interest obligations (paid or accrued) of the Company on a consolidated basis determined in accordance with GAAP on a basis consistent with the latest audited statement of the Company and its consolidated subsidiaries.

INVENTORY shall mean all of the Company's present and hereafter acquired inventory as defined in the UCC and any and all merchandise and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods wherever located, and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY OFF PREMISES shall have the meaning specified in Section 5, Paragraph
5.2 hereof.

INVESTMENTS shall have the meaning specified in Section 5, Paragraph 5.10(h) hereof.

LINE OF CREDIT shall mean the aggregate commitment of CITBC to make loans and advances to the Company pursuant to Section 3 of this Financing Agreement in the aggregate amount of $15,000,000.

LINE OF CREDIT FEE shall mean the fee due CITBC at the end of each month for the Line of Credit and shall be calculated by: multiplying (A) the difference between (i) the Line of Credit and (ii) the average daily Revolving Loans for said month; by (B) three-eighths of one percent (0.375%) per annum for the number of days in said month based on a 360 day year.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Note, the Guaranty contemplated by Paragraph 2.1(d) of Section 2 of this Financing Agreement, the Security Agreement of even date herewith executed by the Guarantor in favor of CITBC and any





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other documents and the ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, as the same may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Paragraph 6.4 of Section 6 of this Financing Agreement.

NET WORTH shall mean, at any date of determination, an amount equal to (a) the Total Assets of the Company on a consolidated basis minus (b) Total Liabilities of the Company on a consolidated basis, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Company, or to others for the Company's account, arising out of this Financing Agreement and the other Loan Documents, including, without limitation, all Revolving Loans and advances pursuant to this Financing Agreement; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC arising in connection with the Financing Agreement and the other Loan Documents, whether now in existence or incurred by the Company from time to time hereafter, whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation, and whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise, and specifically including, without limitation, all interest, fees, Out-of-Pocket Expenses and indemnifications owing from the Company to CITBC in connection with the transactions contemplated by this Financing Agreement and the other Loan Documents; any and all indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of the gross negligence or willful misconduct of CITBC) on the Real Estate arising out of any of the Company's operations, premises or waste disposal practices or sites; any of the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; any and all costs and expenses (including reasonable attorneys' fees and disbursements) which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers conferred in this Financing Agreement upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement, the Guaranty, the other Loan Documents, or the Collateral, or any other Obligations owing to CITBC by the Company; and the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account, including CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposit accounts maintained with any bank or financial institutions (specifically including, without limitation, all present deposit accounts of the Company (all of which are listed on Schedule 4 to the Disclosure Letter)); all now owned and hereafter acquired money market accounts (whether





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properly classified under the UCC as deposit accounts, certificated or uncertificated securities, general intangibles, contract rights or otherwise); all cash and other monies and property in the possession or control of CITBC; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any applicable counsel fees and disbursements constituting a part of the Obligations (without duplication of Documentation Fees), fees and taxes relative to the filing of financing statements and all expenses, costs and fees set forth in Paragraph 8.3 of Section 8 of this Financing Agreement.

PERMITTED ENCUMBRANCES shall mean: i) liens expressly permitted, or consented to in writing, by CITBC (specifically including, without limitation, the Permitted Encumbrances set forth on Schedule 5 to the Disclosure Letter); ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Company; v) liens of judgment creditors provided such liens do not exceed, in the aggregate for the Company at any time, $50,000 (other than liens which have been discharged, bonded or insured to the reasonable satisfaction of CITBC within the earlier of (a) three (3) Business Days after such lien arises and (b) the date upon which such judgment lienor commences enforcement of such judgment lien); vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not (a) other than with respect to Real Estate, senior to the liens of CITBC or (b) for taxes due the United States of America or any state thereof having similar priority statutes; vii) leases or subleases and license and sublicenses granted to others in the ordinary course of the Company's business not interfering in any material respect with the business of the Company, and any interest or title of a lessor or licensor under any lease or license in which the Company is lessee or licensee; viii) liens in favor of customs and revenue authorities arising as a matter of law in the ordinary course of the Company's business to secure payments of customs duties in connection with the importation of goods; ix) Bankers' liens or offset rights to the extent allowed to Wells Fargo under the terms of the Four Party Lockbox Agreement, and bankers' liens or offset rights with respect to deposit accounts of the Company maintained by the Company at financial institutions outside of the United States in the ordinary course of the Company's business; provided, however, that anything to the contrary in this Financing Agreement notwithstanding, the aggregate amount on deposit in such non-U.S. deposit accounts shall not exceed $50,000 at any time; and x) liens incurred in connection with any extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses i) and ii) which extension, renewal or refinancing is permitted by the terms of this Financing Agreement, provided that any such lien shall be limited to the property encumbered by the existing lien, and the terms of





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the new lien are no more burdensome on the Company than the terms of the lien being replaced.

PERMITTED INDEBTEDNESS shall mean: i) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) indebtedness secured by Purchase Money Liens; iii) Indebtedness of the Company which is subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to the CITBC; iv) Indebtedness arising under this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing prior to the Closing Date (specifically including, without limitation, the Permitted Indebtedness set forth on Schedule 6 to the Disclosure Letter hereto); vii) Indebtedness of the Company to its subsidiaries; viii) extensions, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness set forth above ("Refinanced Indebtedness"), provided that (a) the principal amount of such Refinanced Indebtedness is not increased, (b) the terms of such Refinanced Indebtedness (including, without limitation, interest rate and maturity) are not modified to impose more burdensome terms on the Company or to change the relative priority between any holder thereof and CITBC, and (c) except in the case of a Permitted Encumbrance pursuant to clause (x) of the definition of Permitted Encumbrance with respect to Refinanced Indebtedness relating to Permitted Indebtedness of the type described in clause (ii), above, such Refinanced Indebtedness is both unsecured and not guaranteed by any of the Company's subsidiaries; and ix) Indebtedness not otherwise permitted hereunder which is (a) unsecured, (b) not guaranteed by any of the Company's subsidiaries, and (c) in an aggregate amount outstanding at any one time, which when aggregated with the guarantees permitted under clause (ii) of Section 5.10 and outstanding at such time, does not exceed $1,000,000.

PROMISSORY NOTE shall mean the note, in the form of Exhibit A attached hereto, delivered by the Company to CITBC to evidence the Revolving Loans pursuant to
Section 3 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of capital equipment acquired after the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired and accessions thereto, replacements thereof or substitutes therefor and any proceeds (including insurance proceeds) thereof, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $3,000,000 in any fiscal year.

REAL ESTATE shall mean the Company's present and future fee and/or leasehold interests in real property, including such property which, subsequent to the Closing Date, may be encumbered, mortgaged, pledged or assigned to CITBC or its designee, and specifically including, without limitation, the leases listed on
Schedule 7 to the Disclosure Letter, which constitute all present leases of the Company. Schedule 7 to the Disclosure Letter also sets forth, for each lease, the monthly rental thereunder.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT shall have the meanings specified in Section 3, Paragraph 3.6 hereof.

SATISFACTORY AVAILABILITY shall have the meaning given thereto in Paragraph 5.8 of Section 5 hereof.

TOTAL ASSETS shall mean the Company's total assets on a consolidated basis determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

TOTAL LIABILITIES shall mean total liabilities of the Company on a consolidated basis determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

UCC shall mean the Uniform Commercial Code as in effect in the State of California and as the same maybe amended from time to time.

WELLS FARGO shall mean Wells Fargo Bank, N.A.

SECTION 2.  CONDITIONS PRECEDENT

         2.1 The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

                 (A) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company as CITBC shall determine.

                 (B) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, and for the benefit of CITBC, a first and exclusive (other than Collateral subject to Purchase Money Liens and other Permitted Liens having a higher priority than the liens granted by this Financing Agreement) perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

                 (C) EXAMINATION AND VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an updated examination and verification of the Accounts, Inventory, Equipment, books and records of the Company and CITBC shall be satisfied with the Company's financial condition.

                 (D) GUARANTY - The Guarantor shall have executed and delivered to CITBC the Guaranty guaranteeing all present and future Obligations of the Company to CITBC, together with such security agreements and other documents (including, without limitation, financing statements) required to be filed in order to create, in favor of CITBC and for the benefit of CITBC a first and exclusive perfected security interest in the Guarantor's present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles and Other Collateral to secure the Guarantor's obligations to CITBC under the Guaranty.

                 (E) OPINIONS - Wilson, Sonsini, Goodrich & Rosati, counsel for the Company and the Guarantor, shall have delivered to CITBC an opinion substantially in the form affixed hereto as Exhibit C.

                 (F) PLEDGE AGREEMENT - The Company shall a) execute and deliver to CITBC pledge and security agreements and stock powers executed in blank pledging to CITBC as collateral for the Obligations of the Company (i) not less than 100% of the issued and outstanding stock of each and every subsidiary of the Company (including, without limitation, the issued and outstanding stock of the Guarantor) and (ii) the securities reflected on
Schedule 8 of the Disclosure Letter and, b) deliver to CITBC all such applicable stock certificates and stock powers and take such other actions as CITBC may reasonably request in connection therewith.

                 (G) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to CITBC all Loan Documents necessary or reasonably requested by CITBC to consummate the lending arrangement contemplated between the Company and CITBC (including, without limitation, the Trademark Security Agreement of even date executed by the Company, the Irrevocable Power of Attorney of even date executed by the Company in connection with the Trademark Security Agreement, and any other documents reasonably deemed necessary by CITBC to perfect the security interests granted by the Company to CITBC in the Other Collateral, including, without limitation, the deposit accounts of the Company (other than the Depository Account) maintained with Wells Fargo).

                 (H) CITBC COMMITMENT LETTER - The Company shall have fully complied, to the satisfaction of CITBC, with all of the terms and conditions of the commitment letter, dated February 27, 1997, issued by CITBC to, and accepted by, the Company.

                 (I) BOARD RESOLUTIONS - CITBC shall have received a copy of the resolutions of the Boards of Directors of the Company and the Guarantor (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranty, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and the Guarantor (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and the Guarantor (as the case may be) as to the incumbency and signature of the officers of the Company and/or the Guarantor executing such agreements and any certificates or other documents to be delivered by the Company and/or the Guarantor pursuant to this Financing Agreement or the Guaranty (as the case may be), together with evidence of the incumbency of each such Secretary or Assistant Secretary.

                 (J)      CORPORATE ORGANIZATION - CITBC shall have received
(i) a copy of the Certificates of Incorporation of the Company and the Guarantor certified by the Secretary of State of their respective jurisdictions of incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and the Guarantor and certified by the respective Secretary or Assistant Secretary of the Company and the Guarantor.

                 (K) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Company and of the Guarantor, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein (in the case of the Company) and in the Guaranty and that certain Security Agreement of even date herewith executed by the Guarantor in favor of CITBC (in the case of the Guarantor) are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein and the Guarantor is in compliance with all of the terms and provisions set forth in the Guaranty and such Security Agreement; and (iii) no Default or Event of Default has occurred hereunder (in the case of the Company) or under the Guaranty and such Security Agreement (in the case of the Guarantor).

                 (L) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred hereunder, under the Guaranty or under that certain Security Agreement of even date herewith executed by the Guarantor in favor of CITBC.

                 (M) APPRAISALS - CITBC shall have received an appraisal or a valuation report (addressed to CITBC but paid for by the Company), which appraisal or report shall be by an appraiser or valuation expert acceptable to CITBC, with respect to the Inventory in form and substance acceptable to CITBC in its sole discretion.

                 (N) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantor or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantor or their assets, which, in the opinion of CITBC, if adversely determined, could have a material adverse effect on the business, prospects, operation, assets, financial condition or Collateral of the Company and/or the Guarantor.

                 (O) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

                 (P) FOUR PARTY LOCKBOX AGREEMENT - As of the Closing Date, the Company shall enter into that certain Four Party Lockbox Agreement by and among the Company, CITBC, Wells Fargo, and Cashflex, L.P. ("Cashflex") wherein the Restricted Account is the Depository Account.

                 (Q) THIRD PARTY WAIVERS - The Company shall provide applicable third party documents to CITBC so that CITBC has a first and exclusive lien on Accounts, Inventory, Chattel Paper and any Equipment at locations which the Company and/or the Guarantor use, lease or occupy, substantially in the form affixed hereto as Exhibit D. Inventory located in any facility which is not owned by the Company, including at any leased premises or any warehouse issuing documents of title (as defined in the UCC), for which CITBC has not received a waiver substantially in the form of Exhibit D as of the Closing Date, shall be deemed ineligible or, at CITBC's option, CITBC may establish an Availability Reserve for up to six months rent or warehouse charges for any such premises or for the value of any applicable Inventory. Notwithstanding anything to the contrary herein, for purposes of
Section 3 and 6 hereof, this condition precedent shall not terminate as of the Closing Date. Notwithstanding anything to the contrary herein, with respect to the facilities located at 47572 Kato Road, Fremont, California 94538 only, the provisions of the definition of Eligible Inventory shall control over the requirements of this Paragraph 2.1(r).

                 (R) MINIMUM CLOSING AVAILABILITY - Based upon CITBC's completion of an updated examination of the Company's Accounts and Inventory and as evidenced by a certificate executed by an Executive Officer of the Company and delivered by the Company to CITBC on the Closing Date, after giving effect to any Revolving Loans made by CITBC on the Closing Date, the Company shall have a minimum additional aggregate Availability of at least $7,500,000; provided, however, that for purposes of this Paragraph 2.1(s) only, if no Revolving Loans are outstanding on the Closing Date, said $7,500,000 minimum shall be deemed satisfied if the sum of Availability as of the Closing Date plus the Company's cash on hand on the Closing Date is at least $7,500,000. It is understood that such requirement contemplates that all of the Company's debts and obligations are current and that all payables are being handled as in the normal course of the Company's business and consistent with its past practice.

                 (S) FINANCIAL INFORMATION - Prior to the Closing Date, the Company shall have prepared and delivered to CITBC (i) a cash budget projection for the Company for the next consecutive twelve month period (commencing on the Closing Date) in form and substance satisfactory to CITBC.

                 (T) INSURANCE - The Company shall have delivered to CITBC a certificate from its insurance broker in form and substance satisfactory to CITBC evidencing that the coverage required by Paragraph 5.5 of Section 5 hereof, and the endorsements thereof, in form and substance satisfactory to CITBC, listing CITBC, as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 5 of this Financing Agreement.

                 (U) FEES AND EXPENSES - On the Closing Date, the Company shall have reimbursed CITBC for all Documentation Fees and Out- of-Pocket Expenses for which a request for payment shall have been made at or prior to the Closing Date (it being understood and agreed that a $25,000 deposit previously received by CITBC from the Company shall first be applied to payment of such Documentation Fees and Out-of-Pocket Expenses before any remaining amounts thereof are due from the Company at the Closing) and shall have paid the Collateral Management Fee due at Closing and the Loan Facility Fee.

                 (V) ABSENCE OF MATERIAL ADVERSE CHANGE - No material adverse change shall have occurred in the financial condition, business, prospects, profitability, assets (including without limitation the Collateral) or operations of the Company and/or the Guarantor (it being expressly understood and agreed that any adverse change in the terms, conditions, assumptions or projections supplied by the Company and on which CITBC based its decision to issue its commitment letter dated February 27, 1997, may, in CITBC's reasonable business discretion, be construed by CITBC as a material adverse change).

                 (W) INVENTORY CONFIRMATION AND BORROWING BASE CERTIFICATES - CITBC shall have received (i) an Inventory Confirmation Certificate in the form of Exhibit F to this Financing Agreement and in substance satisfactory to CITBC, and (ii) a Borrowing Base Certificate in the form of Exhibit G to this Financing Agreement and in substance satisfactory to CITBC, each as of a recent date acceptable to CITBC and each executed by the Company.

                 (X) EXECUTION AND DELIVERY OF LOAN DOCUMENTS - CITBC shall have received the signed Promissory Note and the other executed Loan Documents.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, except as otherwise set forth herein, all of the above conditions precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

         2.2     CONDITIONS TO EACH EXTENSION OF CREDIT

         Except to the extent expressly set forth in this Financing Agreement, the agreement of CITBC to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                 (A) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement and by the Guarantor in or pursuant to the Guaranty and that certain Security Agreement of even date herewith executed by Guarantor in favor of CITBC shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (B) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

                 (C) BORROWING BASE - Except as may be otherwise agreed to from time to time by CITBC and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding Revolving Loans owing by the Company will not exceed the lesser of (i) the Line of Credit or (ii) the Borrowing Base then applicable to the Company.

                 (D) ADDITIONAL MATTERS - All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Financing Agreement, the Guaranty and the other Loan Documents shall be reasonably satisfactory in form and substance to CITBC and (to the extent that such proceedings documents, instruments and other matters relate to the Collateral or CITBC) CITBC shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby, as CITBC shall reasonably request.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company and the Guarantor as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement (in the case of the Company) and in the Guaranty and related Security Agreement (in the case of the Guarantor) have been satisfied and are true and correct, except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

         3.1 CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "Overadvances," to make loans and advances to the Company on a revolving basis (i.e., subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances to the Company shall be in amounts up to the sum of A) eighty-five percent (85%) of the outstanding Eligible Accounts Receivable of the Company, and B) the lesser of
(i) forty percent (40%) of the Company's Eligible Inventory as determined at the lower of cost or market, (ii) eighty percent (80%) of the orderly liquidation value percentage of the Company's Inventory, as determined by reference to the most recent inventory appraisal performed by or for the benefit of CITBC, and (iii) five million dollars ($5,000,000) (herein the "Borrowing Base"). All requests for loans and advances must be received by an officer of CITBC no later than 11:00 a.m. Pacific time of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

         3.2 The obligation of the Company to repay the principal amount of the Revolving Loans made pursuant to this Section 3 and to pay interest thereon shall be evidenced in part by the Promissory Note in the form of Exhibit A attached hereto. The Company's outstanding Obligations applicable thereto may be set forth in the balance column on the grid page attached to said note or on separate ledgers maintained by CITBC. All such advances, whether or not so recorded, shall be due as part of said note. The executed Promissory Note shall be delivered to CITBC on the Closing Date.

         3.3     (A)      The Company hereby represents and warrants that:
each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the goods and Inventory being sold and the Accounts created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Encumbrances; the invoices evidencing such Accounts are in the name of the Company; and the customers of the Company have accepted the goods or services, and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified to do business in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain its books and records regarding Accounts in accordance with its current business practices or as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC during normal business hours, including any records handled or maintained for the Company by any other person or entity.

                 (B) In furtherance of the continuing security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts and Inventory as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CITBC may reasonably require, including, without limiting the generality of the foregoing, (i) not later than fifteen (15) days after the end of each month, an aging of the Company's Accounts in such form and manner as CITBC may reasonably require but consistent with the current practices of the Company to the extent reasonably possible;
(ii) not later than six (6) Business Days after the end of each week, an Availability Confirmation Certificate (in form and substance substantially identical to Exhibit E hereto); (iii) not later than fifteen (15) days after the end of each month, an Inventory Confirmation Certificate (in form and substance substantially identical to Exhibit F hereto); and (iv) not later than fifteen (15) days after the end of each month, a Borrowing Base Certificate in form and substance substantially identical to Exhibit G hereto. With respect to all such reports, the Company will provide to CITBC such additional information and material as CITBC may reasonably request to effectively evaluate the Company's Accounts and the collectibility thereof, the mix of the Company's Inventory and such other information as CITBC may reasonably require in order to evaluate the eligibility of the Company's Accounts and Inventory (such as returns, claims, credits, allowances) and information identifying and describing the Accounts. In addition, upon CITBC's request the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

         3.4 Until CITBC has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense; such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence and during the continuance of any other Event of Default. The Company shall direct all of its and the Guarantor's account debtors to deposit any and all proceeds of Collateral into the Depository Account, and any checks, cash, notes, chattel paper or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for CITBC for the benefit of CITBC, separate from the Company's other property and funds, and (i) in the case of proceeds of the Accounts other than cash or checks, immediately turned over to CITBC with proper assignments or endorsements by and (ii) in the case of proceeds of the Accounts consisting of cash and checks, immediately deposited in the Depository Account. All amounts received by CITBC in payment of Accounts (either directly or upon transfer from the Depository Account in accordance with the provisions of the Four Party Lockbox

Agreement) will be credited to the Company's Revolving Loan Account on the next succeeding Business Day after CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

         3.5 The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CITBC's name (as secured party) and held by the Company for CITBC's account.

         3.6 CITBC shall maintain a separate account on its books in the Company's name (herein the "Revolving Loan Account") in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts, lease agreements or obligations relating to the Accounts.

         3.7 After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement and except in the event of manifest error.

         3.8 In the event the total balance of Revolving Loans (after giving effect to all amounts which may be charged to the Company's Revolving Loan Account hereunder) exceeds the applicable Borrowing Base or the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess"), such Excess shall be due and payable to CITBC for the benefit of CITBC immediately upon CITBC's demand therefor.

SECTION 4.  COLLATERAL

         4.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

                 (A)      present and hereafter acquired Inventory;

                 (B)      present and hereafter acquired Equipment;

                 (C)      present and future Accounts;

                 (D)      present and future Documents of Title;

                 (E)      present and future General Intangibles;

                 (F) now or hereafter issued capital stock of the Guarantor and any other subsidiaries;

                 (G)      present and future Other Collateral; and

                 (H) the proceeds and products of any and all of the foregoing.

         4.2 The security interests granted hereunder shall extend and attach to:

                 (A) All Collateral, whether presently in existence or hereafter arising, and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

                 (B) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

                 (C) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

                 Notwithstanding the foregoing, the security interests granted herein shall not extend to, and the term "Collateral" shall not include, any property, rights or licenses to the extent the granting of a security interest therein i) would be contrary to applicable law; or ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law); provided however, that, notwithstanding anything to the contrary contained in this clause ii), the term "Collateral" shall include all property, rights and licenses to the extent necessary, upon the occurrence and during the continuance of an Event of Default, to allow CITBC's completion, in its sole and absolute discretion, of all work-in-process, and CITBC's sale or other disposition, as secured party in accordance with the provisions of Paragraph 8.3 of Section 8 of this Financing Agreement, of all Inventory.

         4.3 The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof, provided that the Company may sell and/or lease its Inventory in the ordinary course of the business of the Company and as further provided herein. Absent the occurrence and the continuance of an Event of Default and notice from CITBC to the Company to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers and to the Guarantor, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC promptly in accordance with the provisions of Paragraph 3.4 of Section 3 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive Collateral, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Account. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, absent the occurrence and the continuance of the Event of Default, CITBC shall have a security interest in all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation, and upon the occurrence and during the continuance of an Event of Default, CITBC shall have all such rights of an unpaid seller. Notwithstanding the foregoing the Company may make cash sales of Inventory, provided that, without CITBC's prior written consent, (i) the aggregate amount thereof for the Company during any fiscal year does not exceed $50,000 and (ii) the proceeds of such sales are turned over to CITBC promptly by deposit to the Depository Account.

         4.4 The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless the Company first obtains the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the benefit of CITBC as CITBC's exclusive Collateral, and shall be turned over and delivered to CITBC promptly in accordance with the provisions of Paragraph 3.4 of Section 3 of this Financing Agreement. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, absent the occurrence and continuance of an Event of Default, CITBC shall have a security interest in all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation, and upon the occurrence and during the continuance of an Event of Default, CITBC shall have all such rights of an unpaid seller. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $500,000 in the aggregate for the Company in any fiscal year and (b) the proceeds of such sales or dispositions are promptly delivered to CITBC in accordance with the provisions of Paragraph 3.4 of
Section 3 of this Financing Agreement, except that the Company may retain and use such proceeds to purchase replacement Equipment within 90 days which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

         4.5 The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         4.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

         4.7 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Revolving Loan Account of the Company when due.

         4.8 The Company shall give to CITBC for the benefit of CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired), Other Collateral (now or hereafter acquired), capital stock (now or hereafter issued) of the Guarantor or any other subsidiary of the Company and Investments (to the extent contemplated by Section 5, Paragraph 5.10(h) of this Financing Agreement) as CITBC shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Company shall provide at least thirty (30) days' prior written notice to CITBC before opening any deposit accounts or Other Collateral consisting of money market accounts (to the extent not classified under the UCC as deposit accounts), or applying for or acquiring United States patents, trademarks, trade names, service marks, copyrights, brand names, trade names, logos and other trade designations subsequent to the Closing Date and the Company shall execute such documentation as CITBC may reasonably require to obtain and perfect its lien thereon.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's assets exceeds the fair value of the Company's liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that: a) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; b) SCHEDULE 1 to the Disclosure Letter correctly and completely sets forth the Company's and the Guarantor's full corporate names, chief executive offices and the location of all Collateral (other than (i) Inventory temporarily in the possession of subcontractors engaged in subassembly manufacturing for the Company in the ordinary course of business and other Inventory Off Premises in the ordinary course of business; and (ii) Equipment such as laptop computers and other office equipment in the possession of employees, and after filing of financing statements in the applicable filing clerks office in California and Illinois, this Financing Agreement, to the best of the Company's knowledge after due inquiry, creates a valid, perfected, first priority lien on the Collateral, except for (i) Permitted Encumbrances, (ii) tangible property located outside of the United States and (iii) Inventory Off Premises and Equipment located in the United States but outside California and Illinois; c) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; d) the Company will at its expense forever warrant and, at CITBC's request, defend the Collateral from any and all claims and demands of any other person other than the Permitted Encumbrances; e) the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; f) the representation and warranties in the Company's Availability Confirmation Certificates, Inventory Confirmation Certificates and Borrowing Base Certificates (in each case, except only as updated on an interim basis in accordance with notices given as required by the provisions of Section 5, Paragraph 5.2, of this Financing Agreement) are true and correct; and g) the Equipment does not comprise a part of the Inventory of the Company and the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC except as otherwise permitted in Paragraph 4.4 of Section 4 of this Financing Agreement. The Company further warrants and represents that (w)
Schedule 2 to the Disclosure Letter contains a true, complete and correct list of all trade names used by the Company; (x) Schedule 3 to the Disclosure Letter contains a true, complete and correct list of all issued and applied-for patents, and all registered and unregistered trademarks and registered copyrights used by the Company; (y) Schedule 4 to the Disclosure Letter contains a true, complete and correct list of all of the Company's and the Guarantor's deposit accounts and Other Collateral consisting of money market accounts (to the extent not classified under the UCC as deposit accounts) (i) all of which are maintained at Wells Fargo Bank, except as set forth on such schedule, and (ii) all of which (except for accounts maintained at Wells Fargo which are either (i) the Depository Account, (ii) deposit accounts which contain only amounts deducted from employees' compensation and held in trust by the Company for such employees pursuant to the Company's cafeteria benefit plan, or (iii) deposit accounts in which CITBC shall hold a first priority, perfected security interest pursuant to documentation reasonably acceptable to CITBC) shall at no time contain more than $50,000 in the aggregate; and (z)
Schedule 7 to the Disclosure Letter contains a true, correct and complete list of the Company's leased locations and the monthly rent for each such location.

         5.2 The Company agrees to maintain books and records pertaining to the Collateral in accordance with its current business practices or in such detail, form and scope as CITBC shall reasonably require. The Company agrees that CITBC or its agents may enter upon the Company's premises at any time with reasonable prior notice during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and with respect to which CITBC has filed financing statements and otherwise fully perfected its liens thereon; provided, however, that such prior written notice shall not be required with respect to changes in location of (i) Equipment such as laptop computers and other office equipment in the possession of employees in the ordinary course of business; provided, however, that at any time the book value of all such Equipment in the possession of employees shall not exceed $100,000, (ii) Inventory in the possession of third parties (other than Sonic AIR and Manhattan Transportation, Inc.) in the ordinary course of the Company's business, including (A) Inventory in the possession of subcontractors engaged in subassembly manufacturing for the Company, (B) Inventory provided to customers or potential customers for the purpose of demonstrations and evaluations, (C) Inventory provided to software developers for beta testing of software products, (D) Inventory temporarily located at trade shows or conventions, and (E) Inventory provided to third parties for certification purposes (all such Inventory enumerated in subparts
(A) through (E) of this subclause (ii) being herein referred to as "Inventory Off Premises"); provided, however, that at any time the book value of all Inventory Off Premises shall not exceed $3,000,000, (iii) Inventory in the possession of Manhattan Transportation, Inc. at the location therefor set forth on Schedule 1 to the Disclosure Letter consisting of Eligible Inventory, and
(iv) Inventory consisting of service replacement parts to the extent delivered to Sonic AIR at the location therefor set forth on Schedule 1 to the Disclosure Letter; provided, however, that at any time the book value of all such Inventory in the possession of Sonic AIR shall not exceed $1,500,000. Notwithstanding anything to the contrary contained in this Financing Agreement, the Company shall notify CITBC immediately each time the Inventory consisting of Inventory Off Premises increases by $250,000 (measured by the book value thereof) in any period between delivery of Availability Confirmation Certificates, Inventory Confirmation Certificates or Borrowing Base Certificates by the Company to CITBC pursuant to the provisions of Paragraphs 3.3(b)(ii), (iii) or (iv) of Section 3 of this Financing Agreement. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or to the security interests granted to CITBC therein.

         5.3 The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

         5.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: searching records; filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping stock records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

         5.5     (A)      The Company agrees to maintain insurance on the Real
Estate (with respect to leasehold interests and otherwise to the extent required by the applicable lease provisions, and also with respect to tenant improvements installed by the Company), Equipment and Inventory (wherever located) under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. CITBC acknowledges and accepts the insurance coverage in effect as of the Closing Date as being satisfactory (solely with respect to the Closing Date). All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, for the benefit of CITBC in case of loss, under a standard non-contributory "mortgagee," "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Inventory and Equipment and to any payments to be made under such policies. Upon CITBC's request, true, correct and complete copies of all such policies are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                 (B)      (I)     In the event of any loss or damage by fire or
other casualty, insurance proceeds relating to Inventory shall first reduce the Company's Revolving Loan(s), provided that upon the occurrence and during the continuance of an Event of Default CITBC may apply such proceeds as it may reasonably deem appropriate;

                          (II)    In the event any part of any of the Company's
Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000, at the Company's option the Company may apply such proceeds to the restoration or replacement thereof or CITBC shall promptly apply such Proceeds to reduce such Company's outstanding balances under the

Revolving Loan Account (if applicable), provided that upon the occurrence and during the continuance of an Event of Default CITBC may apply such proceeds as it may reasonably deem appropriate.

                          (III)   So long as an Event of Default has not
occurred (which has not been waived or cured to CITBC's satisfaction), if the Company has sufficient business interruption insurance to replace the lost profits resulting from damage to any of the Company's facilities (owned or leased), and the Proceeds are in excess of $100,000, the Company may elect (by delivering written notice to CITBC) to replace, repair or restore such Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

                          (IV)    If the Company elects to use the Proceeds for
the repair, replacement or restoration of any Equipment, and there is then no Event of Default, i) proceeds of insurance on Equipment in excess of $100,000 will be applied to the reduction of the Revolving Loans (or held as credit balance for the Company), and ii) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause (i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith.

                          (V)     The Company agrees to pay any reasonable
costs, fees or expenses which CITBC may reasonably incur in connection herewith.

         5.6 The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or any of the Collateral (unless: (i) such taxes are being diligently contested in good faith by the Company by appropriate proceedings and (ii) the Company establishes such reserves as may be required by GAAP or, in the alternative or in addition thereto, CITBC establishes an Availability Reserve in such amount as CITBC may determined in its reasonable discretion); provided, however, that if any lien shall be claimed thereunder x) for taxes due the United States of America or any state thereof having similar tax priority status, or y) which in CITBC's reasonable opinion would create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

         5.7 The Company: (A) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (B) shall qualify to do business or shall provide CITBC with reasonable evidence that it is exempt from any such qualifications and/or filing requirement for any state requiring the filing of a business activity report or similar document in order for the Company to file a claim or other judicial remedy with respect to any of its account debtors in such state, provided that the aggregate amount of such Accounts in any such state exceed $100,000; and (C) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future applicable to the ownership and/or use of its real property and operation of its business which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC, and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than solely as a result of the physical actions of CITBC on the Company's premises) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of any of the Company's Real Estate or any claim or expense which results from any of the Company's operations (including, but not limited to, any of the Company's off-site disposal practices) and any claim or expense relating to any of the Company's Inventory and/or Equipment, and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder, provided that the Company shall have no liability for matters arising out of the gross negligence or willful misconduct of CITBC. The Company shall not be deemed to have breached any provision of Paragraph 5.7(c) if (i) the failure to comply with the requirements of Paragraph 5.7(c) resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, (iii) such breach is cured within fifteen (15) business days following the Company's receipt of notice of such failure, and (iv) such failure has not resulted in a material adverse effect on the business, financial condition or operations of the Company or on the Collateral. Upon receipt by the Company of any notice of non-compliance with any applicable environmental rules or regulations of any required expenditures for compliance, any spill or omission or other regulated "event," or any claim resulting from any of the Company's business or practices or relating to the Collateral, the Company shall establish such reserves as may be required by GAAP or, in the alternative or in addition thereto, CITBC may establish an Availability Reserve in such amount as CITBC may require in its reasonable discretion.

         5.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to
CITBC: (a) within ninety-five (95) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet and Consolidating Balance Sheets attached thereto and certified by the chief financial officer of the Company as at the close of such year, and statements of operations, cash flows and stockholders' equity of the Company and all subsidiaries for such year, each audited by Ernst & Young LLP or by independent public accountants selected by the Company and satisfactory to CITBC; (b) within sixty (60) days after the end of each fiscal year of the Company, preliminary financial statements of the type required under clause (a) immediately preceding; (c) within forty-five (45) days after the end of the first, second and third fiscal quarters, a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of operations, cash flows and stockholders' equity of the Company and its subsidiaries, certified by an authorized financial or accounting officer of the Company; (d) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period, statements of operations, cash flows and stockholders' equity of the Company and all subsidiaries for such period, all certified by an authorized financial or accounting officer of the Company; and (e) from time to time, such further information regarding the business affairs and financial condition of the Company and all subsidiaries as CITBC may reasonably request, including without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (w) the financial statement(s) fairly represent(s) the Company's financial condition in all material respects at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments;
(x) during the particular accounting period (i) there has been no Default or Event of Default under this Financing Agreement, provided however that, if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate and (ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and either (y) at all times during the period covered by the accompanying financial statement when there have been Revolving Loans outstanding, the Company's Availability has been $7,000,000 or more, and at all times covered by the accompanying financial statement when there have been no Revolving Loans outstanding, the sum of the Company's Availability and cash-on-hand has been $7,000,000 or more (in either case, "Satisfactory Availability"); or (z) If Satisfactory Availability has not been maintained at all times during the period covered by the accompanying financial statement, the Company is in compliance with the provisions of Paragraph 5.9 of this
Section 5.

         5.9 If the Company has not maintained Satisfactory Availability at all times, commencing at the month end next preceding the fiscal month in which Satisfactory Availability has first not been maintained, the Company shall maintain, at each fiscal month end during the quarterly periods below, a Net Worth of not less than:

                     Fiscal Months Ending
                 During Fiscal Quarter Ending:                          Minimum Net Worth
                 ----------------------------                           -----------------
                 March 1997                                                 $20,000,000
                 June 1997                                                   16,000,000
                 September 1997                                              14,000,000
                 December 1997                                               13,000,000
                 March 1998                                                  13,000,000
                 June 1998                                                   14,000,000
                 September 1998 (and
                   each fiscal quarter thereafter)                           15,000,000

         5.10 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

                 (A) Grant, create or permit to exist any lien, mortgage, pledge, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

                 (B) Incur or create any Indebtedness other than the Permitted Indebtedness;

                 (C) Borrow any money on the security of the Collateral from sources other than CITBC;

                 (D)      Sell, lease, assign, transfer or otherwise dispose of
                          i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the Company's assets which do not constitute Collateral;

                 (E) Merge, consolidate or otherwise alter or modify its corporate name, trade names, principal place of business or chief executive office, corporate structure, status or existence, or become a subsidiary of any other entity such that such other entity owns fifty percent or more of the Company's voting securities or has the power, over time, to elect one- half or more of the Company's directors or enter into or engage in any operation or activity materially different from that presently being conducted by the Company or acquire all or substantially all of the stock or assets of any corporation or entity, except that (i) the Company may change its corporate name, trade names or principal place of business and/or chief executive office, provided that in any instance of a changed corporate name or principal place of business and/or chief executive office, (x) the Company shall give CITBC thirty (30) days prior written notice thereof and (y) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by CITBC (including, without limitation, any and all UCC financing statements to confirm the continuation and preservation of all security interests and liens granted to CITBC hereunder) and (ii) so long as the Company does not become subject to additional liabilities (including known contingent liabilities, valued at the full potential exposure thereof) in excess of $500,000, any subsidiary of the Company may merge with and into the Company so long as the Company is the surviving entity;

                 (F) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) guarantees which are (a) unsecured, (b) not themselves guaranteed by any of the Company's subsidiaries and (c) in an aggregate amount outstanding at any one time which, when aggregated with Indebtedness permitted under clause
                          (ix) of the definition of "Permitted Indebtedness" outstanding at such time, does not exceed $1,000,000;

                 (G) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, and the Company shall not make any cash payments pursuant to any now or hereafter issued warrant agreements and any "put" or "call" rights thereunder, except that
                          (I) absent the occurrence of a Default or Event of Default the Company may redeem capital stock owned by its retired, deceased or terminated officers and employees, which the Company is contractually obligated to redeem, provided that, in no event shall the aggregate amount of such redemptions exceed $100,000 in the aggregate in any fiscal year, and further provided that after any such redemption, (X) the Company is not then in breach or violation of this Financing Agreement, (Y) after giving effect to such payment, no Default or Event of Default has occurred hereunder, and (Z) the Company has sufficient working capital to pay its debts as they come due, (II) the Company may issue dividends on its common stock payable solely in its common stock, and
                          (III) the Company may allow to remain outstanding rights under its existing shareholder's rights plan as in effect on the date hereof and, absent the occurrence and continuance of a Default or Event of Default, the Company may redeem such rights in accordance with the terms thereof; provided, however, that anything to the contrary in this clause (iii) notwithstanding, the Company's redemption of such rights shall be for an amount less than or equal to $200,000;

                 (H) Make any advance or loan to, or any investment in (collectively an "Investment"), any firm, entity, person or corporation, except (I) loans and advances to employees of the Company in the ordinary course of business for travel and entertainment, (II) Investments existing on the Closing Date disclosed on
                          Schedule 8 to the Disclosure Letter (provided that such Investments shall constitute Collateral, and that CITBC shall receive a first priority perfected security interest in such Investments on the Closing
                          Date), (III) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business, (IV) Investments consisting of employee relocation loans in the ordinary course of the Company's business, (V) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and disputes with, customers or suppliers arising in the ordinary course of business (provided that such Investments shall constitute Collateral, and that CITBC shall receive a first priority perfected security interest therein at such time as such Investments arise), (VI) Investments pursuant to or arising under currency arrangements or interest rate arrangements entered into in the ordinary course of the Company's business and with CITBC's prior written consent, (VII) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers, in the ordinary course of the Company's business (provided that such Investments shall constitute Collateral, and that CITBC shall receive a first priority perfected security interest therein at such time as such Investments arise), (VIII) Investments consisting of deposit accounts (provided that such Investments shall constitute Collateral, and that CITBC shall receive a first priority perfected security interest
                          (A) on the Closing Date, in all such deposit accounts in existence as of such date, and (B) in any future deposit accounts contemporaneously with the Company's opening thereof), (IX) so long as no Revolving Loans are outstanding (i.e., it shall be a condition precedent to the making of any Revolving Loan that such Investments first be liquidated), Investments consisting of (A) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than 270 days from the date of creation thereof and having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (C) certificates of deposit maturing no more than one (1) year from the date of Investment therein, and (D) any Investments made with the prior written approval of CITBC, and
                          (X) so long as no Revolving Loans are outstanding (i.e., it shall be a condition precedent to the making of any Revolving Loans that such Investments first be liquidated), other Investments not otherwise permitted by Section 5.10(h) not exceeding One Million Dollars ($1,000,000) in the aggregate outstanding at any time;

                 (I) Engage in any transactions with the Guarantor except the sale by the Company to the Guarantor of finished goods Inventory in the ordinary course of the Company's business as heretofore conducted on terms no more favorable to the Guarantor than such terms pertaining in the ordinary course of business as heretofore conducted; provided, however, that notwithstanding the foregoing, the Guarantor may (i) declare and pay any lawfully available dividend to the Company and (ii) repay any loans or advances owing to the Company as of the date of this Financing Agreement;

                 (J) Have any subsidiaries other than the Guarantor and NetFRAME Foreign Sales Corp., a Bahamas corporation (the "FISC");

                 (K) Allow possession of tangible Collateral to be other than by the Company at 1545-1565 Barber Lane, Milpitas, California 95035 except (I) Collateral not to exceed $100,000 in book value located outside of the United States at locations set forth on Schedule 1 to the Disclosure Letter; (II) Equipment consisting of laptop computers and similar office equipment in the possession of employees which in the aggregate has a book value not in excess of $100,000 and Equipment located in other offices of the Company set forth on Schedule 7 to the Disclosure Letter; (III) Inventory consisting of service replacement parts not to exceed $1,500,000 in book value located in the ordinary course of the Company's business at the location of Sonic AIR set forth on Schedule 1 to the Disclosure Letter; (iv) Inventory consisting of Eligible Inventory in the possession of Manhattan Transportation, Inc. at 47572 Kato Road, Fremont, California 94538; and (v) Inventory consisting of Inventory Off Premises not to exceed $3,000,000 in book value;

                 (L) Maintain or permit the Guarantor to maintain deposit accounts or Other Collateral consisting of money market accounts (whether properly classified under the UCC as deposit accounts, certificated or uncertificated securities, general intangibles, contract rights or otherwise), other than the deposit accounts set forth on Schedule 4 to the Disclosure Letter; provided, however, that notwithstanding the foregoing, the Company and/or the Guarantor may maintain deposit accounts (other than (i) the Depository Account, (ii) deposit accounts which contain only amounts deducted from employees' compensation and held in trust by the Company pursuant to the Company's cafeteria benefit plan, and (iii) deposit accounts in which CITBC shall have a first priority, perfected security interest pursuant to documentation reasonably acceptable to CITBC), so long as the aggregate amount in such deposit accounts shall not exceed $50,000 at any time; or

                 (M) Suffer or allow the FISC to have any assets, incur any liabilities, or engage in any business whatsoever; or

                 (N) Instruct or permit the Guarantor to instruct any of their respective account debtors to remit payment on the Accounts other than to the Box (as defined in the Four Party Lockbox Agreement).

         5.11 If the Company has not maintained Satisfactory Availability at all times, commencing with the fiscal year in which Satisfactory Availability has first not been maintained, without the prior written consent of CITBC, the Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $4,000,000.

         5.12 The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000 for x) environmental clean-up, y) environmental compliance or z) environmental testing; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from any of the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices.

         5.13 The Company represents and warrants to CITBC that no statement or information contained in any certificate or other document or written information heretofore or hereafter furnished to CITBC by or on behalf of the Company (i) contains any untrue statement of a material fact, or (ii) omits to state a material fact necessary in order to make the statements contained therein not misleading.

         5.14 The Company represents and warrants to CITBC that the chief executive office of NetFRAME International Incorporated is located at 1545 Barber Lane, Milpitas, California 95035 and that the major executive office in the United States of NetFRAME Foreign Sales Corp. is located at 1545 Barber Lane, Milpitas, California 95035, and the Company covenants to give thirty (30) days prior written notice to CITBC of any change in either of the foregoing locations.

SECTION 6.  INTEREST, FEES AND EXPENSES

         6.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month in an amount equal to the Chase Bank Rate plus one-half percent (0.50%) per annum on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one-half percent (0.50%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

                 (b) Subject to compliance with each of the conditions set forth below, and for periods ending subsequent to March 31, 1998, the Company will be entitled to interest rate concessions (each an "Interest Rate Concession") as outlined below:

                          (x) if the Company maintains an EBITDA of $3,500,000 to $5,000,000 for any consecutive twelve
                          (12) month period tested at the end of each fiscal quarter, the interest rate applicable in subparagraph
                          (a) above will be the Chase Bank Rate plus one-quarter percent (0.25%) per annum as of the effective date indicated below;

                          (y) if the Company maintains an EBITDA of more than $5,000,000 for any consecutive twelve (12) month period tested at the end of each fiscal quarter, the interest rate applicable in subparagraph (a) above will be the Chase Bank Rate per annum as of the effective date indicated below; and

                          (z) provided further that in the event that the Company shall, at any time after the effective date of any Interest Rate Concession hereunder, fail to maintain the EBITDA (calculated and tested in accordance with the provisions hereof) required to achieve any such Interest Rate Concession, the rate in subparagraph (a) above (or subparagraph (b)(x), if the Company still qualifies for such Interest Rate Concession) shall thereafter apply.

                          In addition to the foregoing requirements, each Interest Rate Concession and the continuance thereof is subject to the Company's compliance with each of the following conditions:

                          i) timely receipt of the Company's financial statements (as more fully provided in Section 5, Paragraph 5.8 hereof) at all times when any Interest Rate Concession otherwise would be in effect; and

                          ii) the absence of any Default or Event of Default A) on the date of receipt of such financial statements, B) on the effective date of any Interest Rate Concession, and C) during the period that any Interest Rate Concession otherwise would be in effect.

                          The effective date for any Interest Rate Concession shall be the first day of the first calendar month following the date upon which all conditions to such Interest Rate Concession shall have been satisfied.

         6.2 The Company shall reimburse or pay CITBC, as the case may be, promptly upon demand, for any and all: (i) Out-of-Pocket Expenses and (ii) Documentation Fees.

         6.3 Upon the last Business Day of each month, commencing with March 31, 1997, the Company shall pay CITBC for the benefit of CITBC the Line of Credit Fee.

         6.4 To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loans, the Company shall pay to CITBC a Loan Facility Fee in the amount of $112,500, payable upon execution of this Financing Agreement, provided that the $50,000 Commitment Fee previously paid by the Company to CITBC shall be credited against the foregoing Loan Facility Fee.

         6.5 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to CITBC the Collateral Management Fee.

         6.6 The Company shall pay promptly upon demand CITBC's standard charges for, and the fees and expenses of, CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral; provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Company is paying a Collateral Management Fee.

         6.7 The Company hereby (i) confirms that it is liable for any and all Obligations hereunder, and (ii) authorizes CITBC to charge the Company's Revolving Loan Account or other such other account maintained with CITBC with the amount of any and all Obligations and/or payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

         6.8 In the event that CITBC shall have determined in the exercise of its reasonable business judgement subsequent to the Closing Date that any applicable law, rule, regulation or guideline regarding capital adequacy, or change therein, or any change in the interpretation or administration thereof, in each case, which is announced after the date hereof, or compliance by CITBC or any financial institution which may become a Lender hereunder (for purposes of this Section 6, the term "Lender" shall include CITBC or any such Lender and any corporation or bank controlling CITBC or such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CITBC's or any such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration CITBC's or any such

Lender's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CITBC such additional amount or amounts as will compensate CITBC or any such Lender for such reduction; provided that the Company shall have no liability for payment of amounts attributable to periods more than 180 days prior to the date of delivery of the certificate specified below. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph 6.8 shall be available to such Lenders regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CITBC or any Lender setting forth such amount or amounts as shall be necessary to compensate CITBC or any such Lender with respect to this Paragraph 6.8 and the calculation thereof in reasonable detail when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event any Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CITBC or any Lender actually required pursuant hereto, the excess, if any, shall be returned to the Company by such Lender.

         6.9 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, in each case, which is announced after the date hereof, or compliance by CITBC or any Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                 (A) subject CITBC or any Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CITBC or such Lender of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of such Lender by the federal government or the jurisdiction in which it maintains its principal office);

                 (B) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office CITBC or of such Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                 (C) impose on CITBC or such Lender any other condition with respect to this Financing Agreement or any other document,

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its loans hereunder by an amount that such Lender deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CITBC or such Lender deems to be material in the exercise of its reasonable business judgement, then, in any case the Company shall pay CITBC or such Lender, within five (5) days following demand, such additional cost or such reduction, as the case may be; provided that the Company shall have no liability for payment of amounts attributable to periods more than 180 days prior to the date of delivery of the certificate specified below. CITBC or such Lender shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof in reasonable detail and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CITBC or any Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CITBC or the Lender actually required pursuant hereto, the excess, if any, shall be returned to the Company by CITBC or such Lender.

SECTION 7.  POWERS

         The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

                 (A) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                 (B) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

                 (C) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

                 (D) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

                 (E) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. In addition, absent the occurrence of a Default or Event of Default, the powers set forth in (c) above will only be exercised in the name of the Company or a certified public accountant designed by CITBC.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

         8.1 Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

                 (A) cessation of the business of the Company, or the calling of a meeting of the creditors of the Company for purposes of compromising its debts and obligations;

                 (B) the failure of the Company to generally meet its debts as they mature;

                 (C) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law (and in the case of such involuntary proceedings, such proceeding is not dismissed within 60 days);

                 (D) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in subparagraph (e) below), the Loan Documents or in any other written agreement between the Company and CITBC, provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of notice of such breach;

                 (E) breach by the Company of any warranty, representation or covenant of Section 3, Paragraphs 3.3 (other than the third sentence of Paragraph 3.3(a)) and 3.4;
                          Section 4, Paragraphs 4.3 and 4.4 (other than the first sentence of Paragraph 4.4); Section 5, Paragraphs 5.1, 5.5, 5.6, and 5.9 through 5.12;

                 (F) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's Revolving Loan Account on the due date thereof;

                 (G) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA,
                          iii) have any Reportable Event as defined in

                          ERISA, iv) terminate any Plan, as defined in ERISA or
                          v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this subparagraph (h) such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

                 (H) without the prior written consent of CITBC, the Company shall fail to deliver or cause to be delivered to CITBC as Collateral any now or hereafter issued capital stock of the Guarantor, the FISC or any other subsidiary;

                 (I) upon the occurrence of an event of default pursuant to any document or agreement of the Company evidencing Indebtedness of the Company in excess of the amount of $200,000; or

                 (J) Upon the occurrence of an Event of Default under or the termination of the Guaranty, or upon the occurrence of a Default under the Security Agreement of even date herewith executed and delivered by the Guarantor to CITBC.

         8.2 Upon the occurrence of a Default and/or an Event of Default, CITBC may, at its option, declare that, all loans, advances and extensions of credit provided for in Paragraph 3.1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and upon the occurrence of an Event of Default CITBC may, at its option, declare that: I) all Obligations shall become immediately due and payable; II) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 6 of this Financing Agreement; provided that in respect to clause "(ii)" above a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in Paragraphs 8.1(a), (b) or (c) of this Section 8 and b) the Company shall have failed to cure the Event of Default within ten (10) days after x) CITBC's notice thereof to the Company or y) immediately upon the occurrence of the Event of Default listed in Paragraph 8.1(a), (b) or (c) of this Section 8; and
III) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in Paragraph 8.1(a), (b) or (c) of this Section 8. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

         8.3 Immediately upon the occurrence of any Event of Default, CITBC may, at its option, and to the extent permitted by law: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC and CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Any mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of CITBC with respect thereto.

SECTION 9.  TERMINATION

         Except as otherwise permitted herein, the Company and CITBC may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 8.1(a) (b) (c) of Section 8 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to CITBC and payment of any applicable Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 8 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's Revolving Loan Account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 10. MISCELLANEOUS

         10.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         10.2 THIS WRITTEN AGREEMENT, THE LOAN DOCUMENTS AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES, SUPERSEDE ANY PRIOR AGREEMENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO, CAN ONLY BE MODIFIED IN WRITING SIGNED BY THE PARTIES HERETO, AND SHALL BIND THE RESPECTIVE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         10.3 In no event shall the Company upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. It is the intent of the Company and CITBC to conform strictly to all applicable state and federal usury laws. All agreements between the Company and CITBC whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by CITBC for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenants or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Company is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance CITBC shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non-interest indebtedness described above, then such additional amount shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

         10.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         10.5 EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         10.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered (by messenger, overnight delivery service or otherwise) or sent by telegram, telex or telecopy (facsimile), addressed to the party to be notified as follows:

                 (A)      if to CITBC, at:

                          The CIT Group/Business Credit, Inc.
                          300 South Grand Avenue, 3rd Floor
                          Los Angeles, California  90071
                          Attn:  Regional Manager
                          Telecopy:  (213) 613-2588

                 (B)      if to the Company at:

                          c/o NetFRAME Systems Incorporated
                          1545 Barber Lane
                          Milpitas, California  95035
                          Attn:  Chief Financial Officer
                          Telecopy:  (408) 474-4013

or to such other address as any party may designate for itself by like notice.

         10.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Company a fully executed original for its files.


                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as Lender


                                        By_____________________________________
                                                        Vice President

Read and Agreed to:

NETFRAME SYSTEMS INCORPORATED


By_______________________________
Title:

                                        Executed and Accepted at

                                        Los Angeles, CA

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as Lender


                                        By_____________________________________
                                                          Vice President

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$15,000,000                                                    March ____, 1997


FOR VALUE RECEIVED, the undersigned, NETFRAME SYSTEMS INCORPORATED (the "Company"), hereby absolutely and unconditionally promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC"), with offices located in Los Angeles, California, in lawful money of the United States of America and in immediately available funds, the principal amount of Fifteen Million Dollars ($15,000,000), or such other principal amount advanced pursuant to Section 3, Paragraph 3.1 of the Financing Agreement (as herein defined). Such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3 of the Financing Agreement. The Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of CITBC shall be due and payable on the termination of the Financing Agreement, as set forth in Section 9 thereof.

The Company further absolutely and unconditionally promises to pay to the order of CITBC at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 6, of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Promissory Note referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Company and CITBC (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by CITBC. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by CITBC. All such advances, whether or not so recorded, shall be due as part of this Note.

The Company confirms that any amount received by or paid to CITBC in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on CITBC's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless CITBC shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.



                                        NetFRAME Systems Incorporated


                                        By:____________________________________
                                        Title:

                                                           Date:  March 27, 1997


To:      THE CIT GROUP/BUSINESS CREDIT, INC.

Address: 300 South Grand Avenue, 3rd Floor
         Los Angeles, California  90071
         Attention:  Regional Manager



                                    GUARANTY



                       Re:         NetFRAME Systems Incorporated (the "Company")

                  Address:         1545 Barber Lane
                                   Milpitas, California  95035



Gentlemen:

         Reference is made to that certain Financing Agreement dated March 27, 1997, as amended (herein the "Agreement") between you and the above-named Company. The undersigned (herein the "Guarantor") hereby unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Company to you, whether direct or indirect, absolute or contingent, secured or unsecured, arising under or in connection with the Agreement as now written or as amended or supplemented hereafter, including, without limitation, all Obligations (as defined in the Agreement) of the Company to you. Further, the Guarantor agrees to pay to you on demand the amount of all expenses (including reasonable attorneys' fees and such attorneys' out- of-pocket disbursements) incurred by you in collecting or attempting to collect any of the Company's obligations to you, whether from the Company, or from any other obligor, or from the Guarantor, or in realizing upon any collateral; and agrees to pay any interest at the highest lawful rate on all amounts payable to you hereunder, even if such amount cannot be collected from the Company. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations"). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by the Company, its trustee, or any other party acting for, on behalf of or through the Company or its representative), the Guarantor's obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantor has made payment to you therefor, which payment shall be due upon demand.

         This Guaranty is executed as an inducement to you to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing. The Guarantor agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing. The Guarantor hereby acknowledges that it is wholly owned by the Company, engages solely in the business of selling outside of the United States and Canada products manufactured by the Company, and has a close business and financial relationship with the Company and that, therefore, the aforesaid accommodation will result in a material and direct business and economic benefit to the Guarantor.

         Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantor may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. The Guarantor also waives notice of and any right of prior consent to: changes in terms or extensions of the time of payment, increases in principal amount, rate of interest or fees, the taking and releasing of collateral or guarantees (including the release of any other guarantor) and the settlement, compromise or release of any Obligations, and agree that, as to the Guarantor, the amount of the Obligations shall not be diminished by any of the foregoing. The Guarantor also agrees that you need not attempt to collect any Obligations from the Company or any other guarantor or any other obligor or to realize upon any collateral, but may require the Guarantor to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations from any party or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto. Notwithstanding any modification, discharge, or extension of the Obligations (as defined in the Agreement) or any amendment, modification or stay of your rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Company whether permanent or temporary, and whether assented to by you, the Guarantor hereby agrees that the Guarantor shall be obligated to pay the Obligations and discharge the Guarantor's other obligations in accordance with the terms of this Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that by virtue of this Guaranty, the Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Company.

         This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by the Guarantor shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantor, either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantor, the Guarantor agrees not to assert against you any set-off or counterclaim which the Company may have, and, further, the Guarantor agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to the Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and the Guarantor shall be adverse parties, the GUARANTOR HEREBY WAIVES TRIAL BY JURY and further waives any right to interpose any defense based upon any statute of limitations or any claim of laches and waives the performance of each and every condition precedent to which the Guarantor might otherwise be entitled by law. The Guarantor hereby consents to the in personam jurisdiction of, and to venue in, the courts of the State of California for, and of the United States of America located in, the County of Los Angeles, State of California. In the event that you bring any action or suit in any court of record of the State of California or of the United States to enforce any or all liabilities of the Guarantor hereunder, service of process may be made on the Guarantor by mailing a copy of the summons to the Guarantor at the address below set forth.

         All sums at any time to the credit of the Guarantor and any property of the Guarantor on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations, including, without limitation, all property of the Guarantor constituting Collateral (as defined in that certain Security Agreement of even date herewith made by the Guarantor in your favor (hereinafter the "Security Agreement").

         The Guarantor hereby represents, warrants and covenants to you that at all times when any Obligations are outstanding or when the Agreement between you and the Company remains in effect:

                 (1) The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of or in conflict with (a) the Guarantor's organizational documents, including articles of incorporation or by-laws, (b) any agreement, indenture or undertaking to which the Guarantor is a party or by which any of its property is bound or affected, or (c) any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority;

                 (2) The execution, delivery and performance of this Guaranty will not cause any security interest, lien or other encumbrance to be created or imposed upon any of the Guarantor's property (except liens in your favor pursuant to the Security Agreement);

                 (3) There is no litigation or other proceeding pending or, to the best of the Guarantor's knowledge, threatened against, or affecting, the Guarantor or the properties of the Guarantor; and

                 (4) The Guarantor has copies of and is fully similar with each and every document executed and delivered to you by the Company.

         The Guarantor hereby absolutely subordinates, both in right and time of payment, any present or future indebtedness of the Company to the Guarantor to the prior indefeasible payment and discharge in full of all Obligations owing from the Company to you. If, whether or not at your request, the Guarantor shall collect, enforce or receive payment from the Company upon any subordinated indebtedness of the Company to the Guarantor while the Agreement is in effect or while any Obligations of the Company to you are outstanding, any such sums shall be received by the Guarantor as trustee for you and shall be paid over to you on account of or as security for the Obligations of the Company to you, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty. The Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which the Guarantor may have against the Company relating to any indebtedness of the Company to the Guarantor and does hereby assign to you all rights of the Guarantor thereunder. If the Guarantor does not file any such claim, you, as attorney-in-fact for the Guarantor, are hereby authorized to do so in the name of the Guarantor or, in your discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of your nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. You or your nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay, and the Guarantor does hereby authorize such person or persons to pay, to you the amount payable on any such claim and, to the full extent necessary for that purpose, the Guarantor hereby assigns to you all of the Guarantor's rights to any such payments or distributions to which the Guarantor would otherwise be entitled. Any instruments now or hereafter evidencing any subordinated indebtedness of the Company to the Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if you so request, shall be delivered to you.

         Upon the occurrence of any of the following events:

                 (1) any Event of Default under, or termination of, the Agreement;

                 (2) failure of the Guarantor to observe or perform any agreements, representations, warranties or covenants contained herein or in the Security Agreement; or

                 (3)      (a)     dissolution or cessation of the Guarantor's
                 business;

                          (b) calling of a meeting of the creditors of the Guarantor for the purposes of compromising the debts of the Guarantor;

                          (c) failure of the Guarantor to meet its debts as they mature;

                          (d)     commencement by the Guarantor of any
                 bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under federal or state law (herein collectively "Insolvency Proceeding");

                          (e) commencement of any Insolvency Proceeding against the Guarantor, which is not dismissed within sixty
                 (60) days,

then, the liability of the Guarantor for the entire Obligations shall mature.

         This Guaranty may be terminated by the Guarantor only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt at least ninety (90) days prior to such Anniversary Date by one of your officers of written notice of termination sent by registered or certified mail; provided, however, that the Guarantor shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said preexisting Obligations. Termination by the Guarantor shall not relieve the Guarantor from liability for any post-termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you by the Company.

         Your books and records showing the account between you and the Company shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered to the Company shall be binding upon the Guarantor (whether or not the Guarantor received copies thereof) and shall constitute an account stated between you and the Company unless you shall have received a written statement of the Company's exceptions within thirty (30) days after the statement was mailed to the Company. It is not and shall not be necessary for you to inquire into the power of the Company or its officers, employees or agents purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         The Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, recourse, exoneration, contribution or any other claim which it may now or hereafter have against the Company or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to the Company's property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty, or from your actions or inactions with respect to the Company and the Company's property. Without limiting the generality of the foregoing, the Guarantor hereby waives all rights and benefits which might otherwise be available to the Guarantor under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899
and 3433.

         This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and the Guarantor shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and all such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by the Guarantor of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantor hereunder.

         This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made to the Company by, or otherwise owed by the Company to, such assignee or transferee.

         This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by others in your favor.

         When used in this Guaranty, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours; shall be binding upon the Guarantor and upon its heirs, executors, administrators, successors and assigns; and shall pertain to the Company and its successors and assigns.

         This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF the Guarantor has executed and delivered this Guaranty effective as of the date above set forth.



                                        NETFRAME INTERNATIONAL INCORPORATED

                                        By_____________________________________

                                        Its____________________________________

                                        Address:_______________________________

                                        _______________________________________

                                        _______________________________________

                                   EXHIBIT C


                                March 27, 1997


The CIT Group/Business Credit, Inc.
300 South Grand Avenue, Third Floor
Los Angeles, California 90071

        Re:     FINANCING AGREEMENT, DATED AS OF MARCH 27, 1997,
                BETWEEN NETFRAME SYSTEMS INCORPORATED AND
                THE CIT GROUP/BUSINESS CREDIT, INC.

Ladies and Gentlemen:

        We have acted as special counsel to (i) NetFRAME Systems Incorporated, a Delaware corporation ("Company"), in connection with the execution and delivery of the Financing Agreement dated as of March 27, 1997 (the "Financing Agreement"), between Company and The CIT Group/Business Credit, Inc. ("Lender"), and (ii) NetFRAME International, Inc., a Delaware corporation ("International") in connection with the execution and delivery of the Guaranty dated as of March 27, 1997, executed by International in favor of Lender (the "Guaranty"). Company and International are sometimes referred to herein as the "Credit Parties." All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Financing Agreement.

        In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

        (a)     the Financing Agreement;

        (b) the Revolving Credit Note, dated as of the date hereof, executed by Company in favor of Lender (the "Note");

        (c) the Stock Pledge Agreement, dated as of the date hereof, executed by Company in favor of Lender (the "Pledge Agreement");

        (d)     the Guaranty;

        (e) the Security Agreement, dated as of the date hereof, executed by International in favor of Lender (the "Security Agreement");

        (f) the Trademark Security Agreement, dated as of the date hereof, executed by Company in favor of Lender;

        (g) (i) a certificate of the Secretary of State of the State of Delaware, dated March 20, 1997, with respect to the standing of Company as a corporation incorporated under the laws of the State of Delaware; and (ii) a Certificate of the Secretary of State of the State of California dated March 26, 1997, with respect to the standing of Company as a foreign corporation qualified to do business in the State of California;

        (h) a certificate of the Secretary of State of the State of Delaware, dated March 20, 1997, with

The CIT  Group/Business Credit, Inc.
March 27, 1997
Page 2

                respect to the standing of International as a corporation incorporated under the laws of the State of Delaware;

        (i) the certificates of the Secretary and certain officers of each Credit Party as to certain factual matters;

        (j) the copy of the UCC-1 financing statement attached as Annex A hereto (the "UCC-1 Financing Statement");

        (k) each of the documents to be listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (a copy of which list of exhibits is attached hereto as Annex
                B), including therein pursuant to the requirements of clauses
                (2), (4), (9) or (10) of Item 601(b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect) (collectively, the "Reviewed Agreements").

        In addition, we have examined and relied upon such corporate records of Company as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have also relied upon and obtained from public officials and officers of Company such other certificates and assurances as we consider necessary for the rendering of this opinion. The documents referred to in paragraphs (a) through (f) above are sometime referred to herein as the "Transaction Documents."

        With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

        (i) The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by Company are accurate and complete.

        (ii) That there are no agreements or understandings between or among Company, Lender or third parties which would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

        (iii) That all parties to the Transaction Documents (other than Company) have filed all required franchise tax returns, if any, under the California Revenue & Taxation Code.

        (iv) That the Transaction Documents have been duly authorized, executed and delivered by Lender to the extent Lender is contemplated to be a party thereto and that Lender has full power, authority and legal right to enter into and perform the terms and conditions of the Transaction Documents to be performed by Lender and that each Transaction Document to which Lender is a party constitutes a legal, valid and binding obligation of Lender, enforceable against it in accordance with its

The CIT Group/Business Credit Inc.
March 27, 1997
Page 3


                terms.

        (v)     That Lender is exempt from the restrictions of Section 1 of
                Article XV of the California Constitution and related statutes relating to usury.

        (vi) That the Financing Agreement constitutes a binding commitment to extend credit.

        (vii) With respect to certain matters of fact, that the representations and warranties of Company set forth in the Transaction Documents to which it is a party, the certificates of certain officers of Company delivered to you in connection with the transactions contemplated by the Financing Agreement and the certificates of certain officers of Company referred to in paragraph (e) above are true and correct.

        As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of Company in connection with the Transaction Documents, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of Company. Specifically, in rendering the opinion set forth in paragraph 9 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

        On the basis of the foregoing and in reliance thereon, and based upon examination of such questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we advise you that in our opinion:

        1. Each of Company and International is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and Company is duly qualified to do business and is in good standing in the state of California.

        2. Each of Company and International has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby.

        3. The execution and delivery by each of Company and International of each Transaction Document to which it is a party, and the performance by each of Company and International of its obligations under each of the Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of each of Company and International.

        4. Each of the Transaction Documents to which Company is a party constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms. The Guaranty and the Security Agreement each constitute a valid and binding obligation of International, enforceable against International in

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 4


                accordance with its terms.

        5. The execution and delivery of each of the Transaction Documents and the undertaking of the covenants set forth in Transaction Documents and the borrowing of Loans in accordance with the Loan Agreement and repayment of any Loans by Company do not (a) conflict with or violate the Bylaws or Certificate of Incorporation of Company; (b) to our knowledge, violate or contravene any United States federal or California state law, statute, rule or regulation applicable to Company; (c) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority applicable to Company; or (d) to our knowledge, violate or result in a breach of or constitute any default under any Reviewed Agreement, or, to our knowledge, result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any United States federal or California state law, rule or regulation or any such contractual obligation, except for the liens created in favor of Lender.

        6. The execution and delivery of each of the Guaranty and the Security Agreement and the undertaking of the covenants set forth in the Guaranty and the Security Agreement do not (a) conflict with or violate the Bylaws or Certificate of Incorporation of International; (b) to our knowledge, violate or contravene any United States federal or California state law, statute, rule or regulation applicable to International; (c) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority applicable to Company; or (d) to our knowledge, violate or result in a breach of or constitute any default under any Reviewed Agreement, or, to our knowledge, result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any United States federal or California state law, rule or regulation or any such contractual obligation, except for the liens created in favor of Lender.

        7. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or the State of California is required on the part of the Credit Parties for the execution or delivery by each Credit Party of the Transaction Documents to which each is a party or for any borrowings by Company of loans and repayment of such loans in accordance with the terms of the Financing Agreement or for the performance by International of the terms of the Guaranty, other than filings related to the perfection of security interests.

        8. Except for the litigation described on Annex C hereto, to our knowledge, there are no actions or proceedings against any Credit Party pending before any court, governmental agency or arbitrator. To our knowledge, there are no actions or proceedings against any Credit Party pending or overtly threatened in writing which (a) seek to challenge the enforceability of any of the Transaction Documents, or (b) we believe are reasonably likely to have a material adverse effect on the

The CIT Group/ Business Credit, Inc.
March 27, 1997
Page 5



                ability of the Credit Parties to perform their respective obligations under the Transaction Documents.

        9. The provisions of the Financing Agreement are sufficient to create a security interest in any right, title, and interest of Company in and to the Collateral described therein to the extent a security interest in the Collateral may be created therein under Section 9203 of the California UCC.

        10. The UCC-1 Financing Statement is in adequate and legally sufficient form to perfect a security interest in favor of Lender in the right, title and interest of Company to the collateral described in both the UCC-1 Financing Statement and the Financing Agreement, and for which perfection under Division 9 of the California UCC may occur by the filing of a UCC-1 financing statement with the Secretary of State of the State of California.

        11. The provisions of the Security Agreement are sufficient to create a security interest in any right, title, and interest of Company in and to the Collateral described therein to the extent a security interest in the Collateral may be created therein under Section 9203 of the California UCC.

        12. The UCC-1 Financing Statement is in adequate and legally sufficient form to perfect a security interest in favor of Lender in the right, title and interest of Company to the collateral described in both the UCC-1 Financing Statement and the Financing Agreement, and for which perfection under Division 9 of the California UCC may occur by the filing of a UCC-1 financing statement with the Secretary of State of the State of California.

        13. Neither Company nor International is a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to current regulation thereunder, or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company act of 1940, as amended, or subject to current regulation thereunder.

        14. The incurrence of the Company's obligations under the Transaction Documents, and the application of the proceeds thereof by Company as provided in the Financing Agreement do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

        B. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation,

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 6

                state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware.

        C. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

        D. We express no opinion regarding (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then existing circumstances,
                (ii) the rights or remedies available to Lender for material violations or breaches which are the proximate result of actions taken by Lender, which actions Lender is not entitled to take pursuant to the Transaction Documents or which otherwise violate applicable laws, (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Transaction Documents permit such action, (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law, (v) the enforceability of any provision deemed to be "unconscionable" within the meaning of Section 1670.5 of the California Civil Code, (vi) the enforceability of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure, or (vii) the effect of any provision of any Transaction Document purporting to give a lender the right to make any conclusive determination in its sole discretion.

        E. We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Transaction Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision of any Transaction Document insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions regarding a party's ability to collect attorneys' fees and costs in an action involving the Transaction Documents, if the party is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), (iv) any provisions of any Transaction Documents imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 7


                penalty or forfeiture or are otherwise contrary to public policy, (v) any provision of the Transaction Documents to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), or (vii) any provision of the Transaction Documents which provides that notice not actually received may be binding on any party.

        F. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vague or broadly stated waiver, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Transaction Documents) relating to the rights of Company or duties owing to them existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, (iii) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period, or (iv) covenants to the extent they are construed prior to an Event of Default to be independent requirements as distinguished from conditions that may trigger an event of default.

        G. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Transaction Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        H. We express no opinion as to any provision of the Transaction Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties (see Cal. Civil Code Section 1698).

        I. We express no opinion as to the applicability or effect of compliance or non-compliance by Lender with any state, federal or other laws applicable to Lender or to the transactions contemplated by the Transaction Documents because of the nature of its business, including its legal or regulatory status.

        J. We express no opinion regarding compliance or non-compliance (or the effect thereof) of the federal or state securities laws.

        K. Our opinions set forth in paragraph 1, as to valid existence, due qualification and good standing are based solely on the certificates referenced in paragraph (f) above (copies of which have been furnished to you).

        L. We express no opinion as to the effect of California UCC Sections 9501 through 9508, which inter alia, impose procedural limitations on the exercise of remedies

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 8

                by a secured creditor.

        M. We express no opinion as to the effect on a secured creditor's ability to realize on collateral of marshaling, substitution of collateral, or similar doctrines or laws.

        N. Except as expressly stated in paragraph 10 and 11 above, we express no opinion as to the creation, attachment, validity, enforceability, perfection or priority of a security interest in any item of collateral or the necessity of making any filings or taking any other action in connection therewith.

        O. We express no opinion as to the enforceability or perfection of any security interest in collateral consisting of after-acquired property, except to the extent such property is properly classified in a category specifically referred to in the granting clause of the applicable security agreement and on the relevant financing statements.

        P. We express no opinion as to any matter concerning perfection or continuation of a security interest in, or the ability of Lender to realize upon, (i) collateral located, or deemed located, in any jurisdiction other than the State of California and (ii) collateral moved outside the State of California at any time.

        Q. We express no opinion as to the existence of, or the state of any of Company's rights or interest in or title to, any item of collateral or the priority of any security interest in any item of collateral over any other interest in the collateral. In this regard, we have assumed that Company has "rights" (within the meaning of Section 9203(1)(b) of the California UCC) in the collateral in which it purports to grant a security interest sufficient for the security interests to attach.

        R. We express no opinion as to the effect of any provision of any Transaction Document purporting to give Lender the right to take control of any of the operations of Company without formal acceleration, appropriate notice and compliance with the procedural limitations of Division 9 of the California UCC.

        S. We call your attention to the fact that the security interest of Lender in collateral consisting of proceeds is limited to the extent set forth in Section 9306 of the California UCC.

        T. We express no opinion as to the effect of any provision of any Transaction Document purporting to relieve a secured party of any duty it may have to preserve the value of collateral in its possession (see California UCC Section 9207; see, also, Citibank, N.A. v. Data Lease Financial Corporation, 828 F.2d 686 (11th Cir. 1987)).

        U. We express no opinion as to the effect of any purported grant of any license to rights in respect of any intellectual property, to the extent such license rights are (i) not supported by independent consideration, or (ii) coterminous with the

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 9


                Transaction Documents.

        V. We express no opinion as to the effect of laws and judicial decisions (i) which exonerate a surety, if the lender exercises remedies for default that impair the subrogation rights of the surety against the principal, or otherwise takes an action which materially prejudices the surety, without obtaining consent of the surety, (ii) relating to waivers or subordination by a surety of its subrogation rights against the principal, its contribution rights or other common law and statutory protection of a surety, or (iii) which limit the liability of the surety to an amount no greater than the liability of the principal.

        W. We express no opinion as to the enforceability or legal effect of any provision of any Transaction Document purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

        X. Our opinions in clauses (b) and (c) of paragraph 5, 6 and 7 above are intended to express our opinion that the execution, delivery and performance by Company of the Transaction Documents are neither prohibited by, nor do they subject Company to a fine, penalty or similar sanction that would be materially adverse to Company, under or any law, rule, regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to Company and the transactions contemplated by the Transaction Documents; accordingly, our opinions set forth above are limited by the foregoing. We express no opinion as to the effect of the grants of security interests set forth in the Transaction Documents on the anti-assignment clauses of any Reviewed Agreement or whether such grants would result in a default under or breach of any such Reviewed Agreement.

        Y. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on Lender's rights under the Transaction Documents of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

        This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Credit Agreement and is solely for your benefit, and this opinion may not be disclosed to or relied upon by any person other than you, except that this opinion may be relied upon by assignees of or participants in the Revolving Loans if the assignments or participations relating thereto are permitted under and made in accordance with

The CIT Group/Business Credit, Inc.
March 27, 1997
Page 10


the Financing Agreement; provided that in no event does this opinion extend to any issue or matter related to any such assignment or participation or arising from or out of any such assignment or participation (as distinct from the subject transaction).

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                    ANNEX A

                       COMPANY UCC-1 FINANCING STATEMENT

                             (please see attached)

                                    ANNEX B

                              REVIEWED AGREEMENTS

1)      Amended and Restated Certificate of Incorporation
2)      Bylaws of Company
3) Form of Agreement and Plan of Merger between NetFRAME Systems Incorporated, a California corporation, and NetFRAME Systems Incorporated, a Delaware corporation
4) Form of Amended and Restated Registration Rights Agreement between Company and certain securities holders of Company
5)      1987 Stock Option Plan
6)      1992 Stock Option Plan, as amended
7)      1992 Directors' Stock Option Plan, as amended
8)      1992 Employee Stock Purchase Plan, as amended
9) Form of Indemnification Agreement between Company and its officers and directors
10)     Form of Authorized Value Added Reseller Agreement, as amended
11)     Form of Authorized Distributor Agreement
12) License Agreement between Company and Microsoft Corporation dated January 1, 1991, as amended
13) Source Code License and Software Distribution Agreement between Company and Novell, Inc., dated December 12, 1988, as amended
14) Independent Manufacturer Support Program (IMSP) Agreement between Company and Novell, Inc. dated November 9, 1990
15) License Agreement between Company and Texas Instruments Incorporated dated May 1991
16) Software Development and Production License Agreement between Company and Ready Systems Corporation dated December 14, 1988
17) Composite Signature Agreement for Novell Authorized OEMS between Company and Novell, Inc. dated January 28, 1994
18) Letter Agreement between Company and Network Peripherals, Incorporated dated March 16, 1992
19) Software Agreement, Sublicensing Agreement and Software Service Agreement between Company and Unix System Laboratories, Inc. dated September 1992, as amended
20) Lease Agreement between Company and Limar Realty Corp. #1, dated February 20, 1995
21) Lease Agreement between Company and 1565 Barber Lane Holding Company, Inc. dated April 27, 1995

                                    ANNEX C

                                   LITIGATION

The Company has been named as a defendant in a case brought by one of its value added resellers, Data Systems Network Corp. ("DSN"), in the Eastern District of Michigan. Data Systems Network Corp. v. NetFRAME Systems Inc., Case No.
96-4025 (E.D. Mich). The Complaint, filed on June 6, 1996, alleges that NetFRAME breached its spare parts contract with DSN and an oral contract allowing for DSN to return certain unidentified products. The Complaint also alleges that NetFRAME tortiously interfered with certain of DSN's current and potential customers, and pleads, in the alternative to the breach of contract claim for the return of products, a claim of misrepresentation or fraud.

        In response to the Complaint, NetFRAME agreed to continue to supply DSN with spare parts pursuant to the spare parts contract and filed an answer denying all allegations in the Complaint. NetFRAME also filed counterclaims against DSN for breach of contract and account stated, alleging that DSN was obligated to return some $468,263.19 in products and pay an additional $399,619.52 for product DSN purchased. DSN filed an answer denying all allegations in the counterclaim.

        The parties have discussed a resolution of the litigation at various points, but have failed to reach any agreement. DSN has indicated that it intends to amend the Complaint to include an allegation concerning a commission allegedly owed to DSN on a sale by NetFRAME during the quarter ended December 31, 1996.

        The management of the Company believes that the Company has defenses to the allegations contained in the Complaint and management does not expect that a resolution of the litigation will have an material adverse effect on the Company's finances.

                               LANDLORD'S WAIVER
                             INVENTORY & EQUIPMENT

State of                  )
                          )
County of                 )


         WHEREAS, NETFRAME SYSTEMS, INC. (herein the "Company") has pledged and granted to THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") with an address at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071 (Attention:
Regional Manager), a continuing general lien upon and security interest in its present and future (a) merchandise, inventory and goods (herein "Inventory") and
(b) machinery, equipment and fixtures (herein "Equipment" and collectively with Inventory the "Collateral") pursuant to a certain security agreement between CITBC and the Company, as amended; and

         WHEREAS, said lien and security interest covers all said Collateral now or hereafter located or to be located at ______________________ ________________________ which premises are owned by the undersigned landlord; now therefore,

         THE UNDERSIGNED, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, does by these presents, hereby waive and relinquish in favor of CITBC, its successors and assigns, all right of levy for rent and all claims of every kind against said Collateral now or hereafter kept or to be kept at said premises, this waiver to continue until full compliance by the Company with all the terms and conditions of the security agreement between CITBC and the Company, as amended, and until payment and satisfaction of all obligations secured thereby; and the undersigned further agrees that it will not hinder or delay CITBC in enforcing its rights under said security agreements; that said Collateral may be repossessed or removed by CITBC at any time and from time to time and the undersigned will provide access accordingly.

         IN WITNESS WHEREOF, the undersigned, owner-landlord, has signed below this ___ day of March, 1997.

(Seal)                                  _______________________________________
                                                      (Owner-Landlord)


                                        By_____________________________________
                                        Title:

                                        _______________________________________
                                        (Address)

                                        _______________________________________





                                 EXHIBIT D

State of                  )
                          )      INDIVIDUAL ACKNOWLEDGEMENT
County of                 )


On the ______ day of _____________________________________, 199_____, before me personally came
                        to me known to be the person described in and who executed the foregoing instrument as landlord, and acknowledged that, he executed the same.



                                        _______________________________________
                                        Notary Public
                                        Commission Expires:



State of                  )
                          )      CORPORATE ACKNOWLEDGEMENT
County of                 )


         On the __________ day of  __________________________________, 199____,
before me personally came                               to me known, who being
by me duly sworn, did depose and say that                           is the
of the corporation described in and which executed the above instrument as landlord; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                        _______________________________________
                                        Notary Public
                                        Commission Expires:




                                 EXHIBIT D

                                                        ________________, 199___

                     AVAILABILITY CONFIRMATION CERTIFICATE


To:              The CIT Group/Business Credit, Inc.
                 300 South Grand Avenue, 3rd Floor
                 Los Angeles, California  90071

From:            NetFRAME Systems Incorporated
                 1545 Barber Lane
                 Milpitas, California  95035


         Reference is made to that certain Financing Agreement dated March __, 1997 by and between NetFRAME Systems Incorporated as Borrower and The CIT Group/ Business Credit, Inc. as Lender (as such may be amended, modified or supplemented from time to time, the "Financing Agreement"). Capitalized terms used but not defined in this Borrowing Base Certificate shall have the meaning given thereto in the Financing Agreement.

         The undersigned hereby certifies to the Lender on behalf of Borrower that the attached Availability Confirmation reflecting Availability as of
[date]      is true and correct and complete to the best of the knowledge, information and belief of the undersigned.

         IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on behalf of the Borrower on this _____ day of _____________, 199__.

                                        NETFRAME SYSTEMS INCORPORATED



                                        By:____________________________________

                                        Its:___________________________________

THE CIT GROUP/                                          Date:
BUSINESS CREDIT, INC.                                         ------------------
AVAILABILITY CONFIRMATION #                             As of:
                           --------                           ------------------

1.  ACCOUNTS RECEIVABLE
        Outstanding Balance Brought Forward
                                                                        --------
        Plus:  Sales
                                                        --------
        Less:  Collections
                                                        --------
               Credit Memos
                                                        --------
               Other
                                                        --------
        Net Outstanding Balance
                                                                        --------
        Less:  Ineligibles*
                                                        --------
               Greater of Dilution or Total Reserves*
                                                        --------
        Eligible Accounts Receivable
                                                                        --------
        ACCOUNTS RECEIVABLE AVAILABILITY (85%)
                                                                        --------
2.  INVENTORY

        Total Inventory (per G/L)
                                                                        --------
        Less:  Ineligibles (except inv. off premises)*
                                                        --------
               Inventory off premises
                                                        --------
        Eligible Inventory
                                                                        --------
        Valuation Inventory

          Milpitas Inventory
                                                        --------
          Fremont Inventory
                                                        --------
        Total Valuation Inventory
                                                                        --------
        Greater of Eligible or Valuation Inventory
                                                                        --------
        Lesser of 40% or (Valuation Ratio* x 80%)
                                                                        --------
        TOTAL INVENTORY AVAILABILITY
                                                                        --------
TOTAL REVOLVER AVAILABILITY
                                                                        --------

*Based on prior month's Borrowing Base Certificate

                       INVENTORY CONFIRMATION CERTIFICATE


From:        NETFRAME SYSTEMS INCORPORATED            Date: __________, 199____

Address:     1545 Barber Lane                         Confirmation No.: _______
             Milpitas, Californ

To:          THE CIT GROUP/BUSINESS CREDIT, INC.

Address:     300 South Grand Avenue, Third Floor
             Los Angeles, California  90071

             Attention:  Regional Manager


Pursuant to that certain Financing Agreement between us dated March 27, 1997 (the "Financing Agreement"), we have created in your favor a security interest in, among other things, all of our Inventory (as defined therein) and upon the Accounts (as defined therein) and other proceeds resulting from the sale or other disposition thereof, as security for all our present and future Obligations (as defined therein) to you, all as more fully provided in said Financing Agreement.

We hereby warrant and represent that all of said Inventory was, at      [date]
at the below listed location(s), had the dollar values listed below, and was owned by us free and clear of all claims and encumbrances except for your security interest and Permitted Encumbrances (as defined in the Financing Agreement). We agree that said Inventory will not be removed therefrom without your written permission except for delivery to buyers in the ordinary course of our business or to processors or other third parties who are instructed and agree to hold same for your or our account, or as otherwise expressly permitted by the Financing Agreement.

Your security interest attaches to this Inventory through all stages of manufacture or production and to the finished products, and to any Inventory returned to us, and to all other Inventory however acquired by us from time to time in the future, which when acquired, shall, without further act, become subject to your security interest, and to all proceeds of whatever sort.

                     INVENTORY LOCATIONS AND DOLLAR VALUES

                          Address                                                     Amount
                                                                             (Borrowing Base Value of
                                                                              Eligible Inventory per
                                                                                 Paragraph 3.1 of
                                                              Amount          Section 3 of Financing
                                                           (Book Value)             Agreement)
                                                       --------------------   -----------------------
 1.    1545 Barber Lane                                $___________________   $___________________
       Milpitas, California  95035

 2.    1565 Barber Lane                                $___________________   $___________________
       Milpitas, California  95035

 3.    Manhattan Transportation, Inc.                  $___________________   $___________________
       47572 Kato Road
       Fremont, California  94538
                                                                                     0.00
 4.    Miscellaneous locations (Inventory Off          $___________________   $___________________
       Premises (as defined in Paragraph 5.2 of
       Section 5 of Financing Agreement) only, not
       to exceed $3,000,000 in book value)
       Total                                           $___________________   $___________________*


THIS CONFIRMATION IS THE ___________ IN A SERIES OF CONFIRMATIONS



                                        NetFRAME Systems Incorporated


                                        By:____________________________________
                                        Title:

*Maximum Total Value is $5,000,000 per Paragraph 3.1 of Section 3 of the
 Financing Agreement.

                                                  ____________________, 199____


                           BORROWING BASE CERTIFICATE


To:              The CIT Group/Business Credit, Inc.
                 300 South Grand Avenue, 3rd Floor
                 Los Angeles, California  90071

From:            NetFRAME Systems Incorporated
                 1545 Barber Lane
                 Milpitas, California  95035


             Reference is made to that certain Financing Agreement dated March __, 1997 by and between NetFRAME Systems Incorporated as Borrower and The CIT Group/Business Credit, Inc. as Lender (as such may be amended, modified or supplemented from time to time, the "Financing Agreement"). Capitalized terms used but not defined in this Borrowing Base Certificate shall have the meaning given thereto in the Financing Agreement.

             The undersigned hereby certifies to the Lender on behalf of Borrower that the attached NetFRAME Availability Schedule reflecting the
                            [date]
Borrowing Base as of _____________________ is true, correct and complete to the best of the knowledge, information and belief of the undersigned.

             IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on behalf of the Borrower on this ____ day of ___________, 199___.



                                        NETFRAME SYSTEMS INCORPORATED



                                       By:_____________________________________



                                       Its:____________________________________

                                                                March ____, 1997



                          Notice of Security Interest


Manhattan Transportation, Inc.
47572 Kate Road
Fremont, California  94538

Gentlemen:

You are hereby advised that NetFRAME Systems Incorporated and NetFRAME International Incorporated (herein collectively the "Company") have granted to The CIT Group/Business Credit, Inc. of 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071 ("CITBC") a security interest in all goods or inventory owned by the Company, including all such goods or inventory now or at any time hereafter in your possession or control.

Accordingly, you are directed not to release any such goods or inventory to the Company or to anyone else except according to written instructions given to you by CITBC.

As its first instruction to you, CITBC hereby consents to your releasing goods or inventory according to orders given to you in the ordinary course of business by the Company, but this permission may be terminated or changed at any time by further written instructions given to you by CITBC.

Please sign and return to CITBC the enclosed copy of this letter to indicate you receipt of this letter and your agreement to the terms thereof.


                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By_____________________________________
                                          Title:

Confirmed:

NetFRAME Systems Incorporated
NetFRAME International Incorporated



By___________________________________
  Title:


                          ACKNOWLEDGMENT AND AGREEMENT


Manhattan Transportation, Inc. hereby acknowledges receipt of the foregoing Notice of Security Interest and the instructions contained therein and agrees to abide by all written instructions of CITBC from time to time hereafter given with respect to goods or inventory of the Company which are at any time in the possession or control of Manhattan Transportation, Inc., and agrees to release same to CITBC or to its order, as directed in writing by CITBC. Manhattan Transportation, Inc. further agrees not to hinder or delay CITBC in enforcing its rights with respect to such goods or inventory and in furtherance thereof, and with the knowledge that CITBC will rely on this waiver in extending financial accommodations to the Company, Manhattan Transportation, Inc. hereby waives in favor of CITBC and any and all lien rights which Manhattan Transportation, Inc. may have under applicable law.


Date:  March _____, 1997

Manhattan Transportation, Inc.


By___________________________________
  Title:





                                       2